UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2012

Energy Services of America Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

100 Industrial Lane, Huntington, West Virginia                                                                                                                    25702-9694
(Address of Principal Executive Offices)                                                                                                                                (Zip Code)

Registrant’s telephone number, including area code:                                                                                     (304) 399-6315

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On June 20, 2012, Energy Services of America Corporation (the “Company”) held its Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered the election of directors and the ratification of Arnett & Foster, P.L.L.C. as the Company’s independent registered public accountants.  A breakdown of the votes cast is set forth below.

1. The election of directors	For	Withheld	Broker Non-Votes

Marshall T. Reynolds	5,870,171	416,737	5,811,737
Jack M. Reynolds	6,152,774	142,234	5,811,737
Douglas V. Reynolds	6,141,775	145,133	5,811,737
Edsel R. Burns	6,144,674	142,234	5,811,737
Neal W. Scaggs	6,178,225	108,683	5,811,737
Joseph L. Williams	5,882,323	404,585	5,811,737
Richard M. Adams, Jr.	6,178,225	108,683	5,811,737
Keith Molihan	5,889,575	387,333	5,811,737
Eric Dosch	6,172,926	113,982	5,811,737
Nester S. Logan	5,889,726	397,182	5,811,737
Samuel G. Kapourales	6,185,477	101,431	5,811,737

2.	The ratification of the appointment of Arnett & Foster, P.L.L.C. as the Company’s independent registered public auditing firm for the year ending September 30, 2012.

For	Against	Abstain	Broker Non-Vote

11,992,541	95,104	11,000	-

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: June 20, 2012	By: /s/ Edsel R. Burns
Edsel R. Burns
President and Chief Executive Officer